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                                                                   EXHIBIT 23.11


                      CONSENT OF BEAR, STEARNS & CO. INC.
                      -----------------------------------

     We hereby consent to the inclusion of our opinion, dated February 9, 1998, as Annex D to the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 filed by United States Filter Corporation, and to the references to us and our opinion under the captions "SUMMARY - The Merger and the Merger Agreement - Opinions of Culligan Financial Advisors", "THE MERGER - Background of the Merger," " - Recommendation of the Culligan Board of Directors; Culligan's Reasons for the Merger," and " - Opinions of Culligan Financial Advisors". By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                      BEAR, STEARNS & CO. INC.


                                      By:  /s/ Michael Grad
                                           ----------------------------
                                           Senior Managing Director

New York, New York
May 14, 1998